Exhibit 10.1

NERDWALLET, INC.
PERFORMANCE-BASED STOCK OPTION GRANT NOTICE
(2021 EQUITY INCENTIVE PLAN)
NerdWallet, Inc. (the “Company”), pursuant to its 2021 Equity Incentive Plan, as amended (the “Plan”), has granted to you (“Optionholder”) a performance-based stock option to purchase the target number of shares of the Common Stock (the “Option”) specified, and on the terms set forth below, which award constitutes a “Performance Award” under the Plan. Your Option is subject to all of the terms and conditions as set forth in this Performance-Based Stock Option Grant Notice (the “Grant Notice”) and in the Plan, the Performance-Based Stock Option Agreement and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Performance-Based Stock Option Agreement shall have the meanings set forth in the Plan or the Performance-Based Stock Option Agreement, as applicable.

Optionholder:
Date of Grant:
Performance Period:
Target Number of Shares of Common Stock Subject to Option:
Maximum Number of Shares of Common Stock Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	Nonstatutory Stock Option
Exercise and Vesting Schedule:
Subject to the conditions in Exhibit A to the Award Agreement, between [__]% and [__]% number of shares of Common Stock subject to the Option will be eligible to vest and become exercisable contingent upon: (i) the Committee’s certification of the actual level of attainment of the Performance Goals for each of the Performance Criteria during the Performance Period and (ii) your Continuous Service from the Date of Grant through each applicable vesting date (as set forth in Exhibit A to the Award Agreement). Upon the termination of your Continuous Service for any reason, all shares of Common Stock subject to the Option that have not become vested in accordance with Exhibit A to the Award Agreement at the time of such termination will be immediately and automatically forfeited (except as otherwise provided in the Award Agreement or Exhibit A thereto).

Optionholder Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
●    The Option is governed by the Grant Notice, and the provisions of the Plan, the Performance-Based Stock Option Agreement and the Notice of Exercise, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Performance-Based Stock Option Agreement (together, the “Option Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
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●    You consent to receive this Grant Notice, the Performance-Based Stock Option Agreement, the Plan and any other Plan-related documents (including the Prospectus) by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
●    You have read and are familiar with the provisions of the Plan, this Grant Notice, the Performance-Based Stock Option Agreement, the Notice of Exercise and the Prospectus. In the event of any conflict between the provisions in this Grant Notice, the Performance-Based Stock Option Agreement, the Notice of Exercise, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.
●    The Option Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to you and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this Option.
●    Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

NERDWALLET, INC.	OPTIONHOLDER:
By:	By:
Signature	Signature
Title:	Date:

Date:

ATTACHMENTS: Performance-Based Stock Option Agreement, 2021 Equity Incentive Plan, as amended, Notice of Exercise
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ATTACHMENT I
PERFORMANCE-BASED STOCK OPTION AGREEMENT

NERDWALLET, INC.
2021 EQUITY INCENTIVE PLAN

PERFORMANCE-BASED STOCK OPTION AGREEMENT
As reflected by your Performance-Based Stock Option Grant Notice (“Grant Notice”), NerdWallet, Inc. (the “Company”) has granted you an option under its 2021 Equity Incentive Plan, as amended (the “Plan”) to purchase the target number of shares of Common Stock (the “Option”) at the exercise price indicated in your Grant Notice (which Option shall constitute a “Performance Award” under the Plan). The terms of your Option as specified in the Grant Notice and this Performance-Based Stock Option Agreement (this “Agreement”) constitute your “Option Agreement.” Capitalized terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the meanings set forth in the Grant Notice or Plan, as applicable.
The general terms and conditions applicable to your Option are as follows:
1.    GOVERNING PLAN DOCUMENT. Your Option is subject to all the provisions of the Plan, including but not limited to the provisions in:
(a)    Section 6 regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your Option;
(b)    Section 9(e) regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the Option; and
(c)    Section 8(c) regarding the tax consequences of your Option.
Your Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Option Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.    EXERCISE.
(a)    You may generally exercise the vested portion of your Option for whole shares of Common Stock at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Plan Administrator in accordance with the exercise procedures established by the Plan Administrator, which may include an electronic submission. Please review Sections 4(i), 4(j) and 7(b)(v) of the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.
(b)    To the extent permitted by Applicable Law, you may pay your Option exercise price as follows:
(i)    cash, check, bank draft or money order;
(ii)    subject to Company and/or Committee consent at the time of exercise, pursuant to a “cashless exercise” program as further described in Section 4(c)(ii) of the Plan if at the time of exercise the Common Stock is publicly traded;
(iii)    subject to Company and/or Committee consent at the time of exercise, by delivery of previously owned shares of Common Stock as further described in Section 4(c)(iii) of the Plan; or

(iv)    subject to Company and/or Committee consent at the time of exercise, if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement as further described in Section 4(c)(iv) of the Plan.
(c)    By accepting your Option, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 2(c). The underwriters of the Company’s stock are intended third party beneficiaries of this Section 2(c) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
3.    TERM. You may not exercise your Option before the commencement of its term or after its term expires. The term of your Option commences on the Date of Grant and expires upon the earliest of the following:
(a)    immediately upon the termination of your Continuous Service for Cause;
(b)    three months after the termination of your Continuous Service for any reason other than Cause, Disability or death;
(c)    12 months after the termination of your Continuous Service due to your Disability;
(d)    18 months after your death if you die during your Continuous Service;
(e)    immediately upon a Corporate Transaction if the Board has determined that the Option will terminate in connection with a Corporate Transaction;
(f)    the Expiration Date indicated in your Grant Notice; or
(g)    the day before the 10th anniversary of the Date of Grant.
Notwithstanding the foregoing, if you die during the period provided in Section 3(b) or 3(c) above, the term of your Option shall not expire until the earlier of (i) 18 months after your death, (ii) upon any termination of the Option in connection with a Corporate Transaction, (iii) the Expiration Date indicated in your Grant Notice, or (iv) the day before the tenth anniversary of the Date of Grant. Additionally, the Post-Termination Exercise Period of your Option may be extended as provided in Section 4(i) of the Plan.

4.    WITHHOLDING OBLIGATIONS. As further provided in Section 8 of the Plan: (a) you may not exercise your Option unless the applicable tax withholding obligations are satisfied, and (b) at the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations, if any, which arise in connection with the exercise of your Option in accordance with the withholding procedures established by the Company. Accordingly, you may not be able to exercise your Option even though the Option is vested, and the Company shall have no obligation to issue shares of Common Stock subject to your Option, unless and until such obligations are satisfied. In the event that the amount of the Company’s withholding obligation in connection with your Option was greater than the amount actually withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
5.    TRANSFERABILITY. Except as otherwise provided in Section 4(e) of the Plan, your Option is not transferable, except by will or by the applicable laws of descent and distribution, and is exercisable during your life only by you.
6.    CORPORATE TRANSACTION. Your Option is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
7.    COMPENSATION RECOVERY POLICY. You acknowledge and agree that the terms and conditions set forth in the NerdWallet, Inc. Compensation Recovery Policy effective October 2, 2023 (the “Clawback Policy”) are incorporated in this Agreement by reference. To the extent the Clawback Policy is applicable to you, it creates additional rights for the Company with respect to this Option, shares of Common Stock received upon the exercise of the Option, and other applicable compensation, including, without limitation, annual cash incentive compensation awards granted to you by the Company. Notwithstanding any provisions in this Agreement to the contrary, any award granted under the Plan, shares of Common Stock received upon the exercise or settlement of any such award, and such other applicable compensation, including, without limitation, annual cash incentive compensation, will be subject to potential mandatory cancellation, forfeiture and/or repayment by you to the Company to the extent you are, or in the future become, subject to (i) any Company clawback or recoupment policy, including the Clawback Policy and any other similar policies that are adopted by the Company, or (ii) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws. By accepting the Option, you consent to be bound by the terms of the Clawback Policy, if applicable, and agree and acknowledge that you are obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup the Option and any shares of Common Stock received upon the exercise of the Option, any gains or earnings related thereto, or any other applicable compensation, including, without limitation, annual cash incentive compensation, that is subject to clawback or recoupment. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from you of any such amounts, including from your accounts or from any other compensation, to the extent permissible under Section 409A.
8.    NO LIABILITY FOR TAXES. As a condition to accepting the Option, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates

related to tax liabilities arising from the Option or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the Option and have either done so or knowingly and voluntarily declined to do so. Additionally, you acknowledge that the Option is exempt from Section 409A only if the exercise price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, you agree not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.
9.    SEVERABILITY. If any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid
10.    OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge and agree to be subject to the Company’s Trading Policy, which such Trading Policy has been or will be made available to you.
11.    QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your Option, including a summary of the applicable federal income tax consequences please see the Prospectus.

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Exhibit A
Performance-Based Stock Option Statement of Performance Goals
This Statement of Performance Goals applies to the performance-based stock option to purchase shares of Common Stock (the “Option”) granted to you on the Date of Grant and applies with respect to the Performance-Based Stock Option Award Grant Notice and related Award Agreement (collectively, the “Agreement”). Capitalized terms used but not explicitly defined in this Exhibit A to the Agreement but defined in the Plan or the Agreement will have the meanings assigned to them in such document.
1.    Performance Period. The performance period for the Option shall be the period of time beginning on [ ] and ending on [ ] (the “Performance Period”).
2.    Performance Goals and Committee Certification. The Performance Criteria for the Option shall be [Performance Measure 1] and [Performance Measure 2] for the Performance Period. The Committee will determine the number of shares of Common Stock subject to the Option that may be earned pursuant to the Performance-Based Stock Option Agreement based on the following Performance Goals for each of the Performance Criteria for the Performance Period:

Performance Goals and Payout Levels (as a Percentage of the Target Number of Shares Subject to the Option for the [Performance Measure 1] Criteria)
Portion of Option	Performance Criteria	Threshold [ ]	Target [ ]	Maximum [ ]
[______]	[Performance Measure 1]	[_______]	[______]	[_____]

Performance Goals and Payout Levels (as a Percentage of the Target Number of Shares Subject to the Option for the [Performance Measure 2] Criteria)
Portion of Option	Performance Criteria	Threshold [ ]	Target [ ]	Maximum [ ]
[_______]	[Performance Measure 2]	[_______]	[______]	[_______]

Straight line interpolation will be used between each of the levels of performance shown on the table above. No portion of the Option will be earned if performance for the applicable Performance Criteria is below the “Threshold” level. No more than [________] of the Option may be earned regardless of performance in excess of the “Maximum” level.

As soon as practicable following the last day of the Performance Period, the Committee shall determine and certify the Applicable Payout Percentage for each of the Performance Criteria for the Performance Period and determine the earned portion of the [Performance Measure 1] Qualified Option, [Performance Measure 2] Qualified Option and the total earned portion of the Performance Qualified Option (the date of such certification, the “Committee Certification Date”).
The Performance Qualified Option will remain subject to the other conditions of the Agreement and this Exhibit A (including Section 3 below), which must be satisfied for any Performance Qualified Option to vest.
3.    Continued Service-Based Vesting Requirement. The Performance Qualified Option will vest as follows, in each case subject to your Continuous Service through the applicable vesting date:
(a)    [____]% of the Performance Qualified Option, rounded down to the nearest whole share, will vest on [ ]; provided, however, that if the Committee Certification Date is after [ ], such portion of the Option shall instead vest on the date that is 10 business days after such Committee Certification Date;
(b)    [___]% of the Performance Qualified Option, rounded down to the nearest whole share, will vest on each of the next 7 Quarterly Installment Dates, beginning on [ ]; and
(c)    Any then earned and unvested portion of the Performance Qualified Option shall vest on the 8th Quarterly Installment Date.
Except as set forth in Section 4 below, if your Continuous Service terminates for any reason, any portion of the Performance Qualified Option that has not become vested in accordance with this Section 3 at the time of such termination will be immediately and automatically forfeited.
4.    Effect of a Change of Control.
(a)    Notwithstanding the vesting schedule in the Agreement or anything in this Exhibit A, if at any time before the vesting or forfeiture of the Option, and while you are continuously employed by the Company or a Subsidiary, (i) a Change of Control (as defined in the Company’s Amended and Restated Change of Control and Severance Policy) occurs and (ii) the surviving or acquiring corporation (or its parent company) in such Change of Control does not assume or continue the Option covered by this Agreement or substitute a similar award for such Option (a “Replacement Award”), then any portion of the Option that is then unvested will become immediately vested at the Change of Control Performance Level immediately prior to (and contingent upon) the Change of Control.
(b)    If, within 12 months after a Change of Control, you experience a COC Qualifying Termination (as defined in the Company’s Amended and Restated Change of Control and Severance Policy) during the remaining vesting period for the Option (or the Replacement Award), any unvested portion of the Option (or the Replacement Award) shall immediately vest in full upon such COC Qualifying Termination.
(c)    If you experience a Qualifying Termination (as defined in the Company’s Amended and Restated Change of Control and Severance Policy) during the remaining vesting period for the Option and then a Change of Control occurs within three months following such termination of employment, any unvested Option shall immediately vest in full upon such
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COC Qualifying Termination at the Change of Control Performance Level. For the avoidance of doubt, if your employment is terminated due to a Qualifying Termination prior to a Change of Control, the unvested portion of the Option shall remain outstanding for three months such that it may have an opportunity to vest in accordance with this Section if a Change of Control occurs within such time.
(d)    If at the time a Change of Control occurs, any portion of the Option covered by this Agreement is still subject to performance-based vesting conditions, then any award provided in substitution for the Option in connection with the Change of Control will not be considered a “Replacement Award” for purposes of this Section 4 unless it is an award of a time-based option, with the number of such shares subject to the option determined based on the Change of Control Performance Level.
5.    Definitions.
(a)    “Applicable Payout Percentage” means the actual level of attainment (which may equal 0% or range from [___]% , to [____]%) of the Performance Goals for the applicable Performance Criteria for the Performance Period.
(b)    “Change of Control Performance Level” means: (i) if the Change of Control occurs before the last day of the Performance Period, the “target” performance level; (ii) if the Change of Control occurs on or after the last day of the Performance Period but prior to the Committee Certification Date, the actual performance level measured as of the end of the Performance Period (as determined by the Committee, as constituted immediately prior to the Change of Control, in its sole discretion); or (iii) if the Change of Control occurs on or after the Committee Certification Date, the actual performance level determined by the Committee on such date.
(c)    [Performance Measure/Criteria Definitions]
(d)    “Performance Qualified Option” means a number, rounded down to the nearest whole share, equal to (i) the [Performance Measure 1] Qualified Option plus (ii) the [Performance Measure 2] Qualified Option and represents the total number of shares subject to the Option that are eligible to vest and be earned in accordance with and subject to Section 3 of this Exhibit A.
(e)    “[Performance Measure 1] Qualified Option” means a number equal to (i) the Target Number of shares subject to the Option, multiplied by (ii) [_]%, multiplied by (iii) the Applicable Payout Percentage for [Performance Measure 1].
(f)    “[Performance Measure 2] Qualified Option” means a number equal to (i) the Target Number of shares subject to the Option, multiplied by (ii) [_]%, multiplied by (iii) the Applicable Payout Percentage for[Performance Measure 2].
(g)    “Quarterly Installment Date” means March 1, June 1, September 1, and December 1 of each year, provided that if such date is not a business day, the Quarterly Installment Date shall be the first business day after such date.
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ATTACHMENT II
2021 EQUITY INCENTIVE PLAN

ATTACHMENT III
NOTICE OF EXERCISE

NERDWALLET, INC.

(2021 EQUITY INCENTIVE PLAN)

NOTICE OF EXERCISE
NERDWALLET, INC.
55 HAWTHORNE ST., 10TH FLOOR
SAN FRANCISCO, CA 94105
    Date of Exercise: _______________

    This constitutes notice to NerdWallet, Inc. (the “Company”) that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) by exercising my Option for the price set forth below. Capitalized terms not explicitly defined in this Notice of Exercise but defined in the Grant Notice, Option Agreement or 2021 Equity Incentive Plan, as amended (the “Plan”) shall have the meanings set forth therein, as applicable. Use of certain payment methods is subject to Company and/or Committee consent and certain additional requirements set forth in the Option Agreement and the Plan.

Type of option:	Nonstatutory
Date of Grant:
Number of Shares as to which Option is exercised:
Certificates to be issued in name of:
Total exercise price:	$_________
Cash, check, bank draft or money order delivered herewith:	$_________
Value of _______________ Shares delivered herewith:	$_________
Regulation T Program (cashless exercise)	$_________
Value of _______________ Shares pursuant to net exercise:	$_________

By this exercise, I agree (i) to provide such additional documents as the Company may require pursuant to the terms of the Plan and (ii) to satisfy the tax withholding obligations, if any, relating to the exercise of this Option as set forth in the Option Agreement.
Very truly yours,